UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

EDEN ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-31503
(Commission File Number)

98-0199981
(IRS Employer Identification No.)

Suite 1680 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01.	Regulation FD Disclosure

Our company has a number of unpaid invoices relating to the installation of the pipelines to tie-in our recent wells. We have received notice of a lien placed by one of our suppliers relating to pipeline installation. We are working with our operating partner to resolve unpaid invoices and remove this lien. Until such time as this issue is resolved, our ability to pay the invoices is in doubt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe
Donald Sharpe
President and Director

Date: March 11, 2009